    As filed with the Securities and Exchange Commission on June 25, 1998
                                                Registration No. 333-___________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                                --------------
                        COLLATERAL THERAPEUTICS, INC.
            (Exact name of registrant as specified in its charter)

            DELAWARE                                       33-0661290
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                           9360 TOWNE CENTER DRIVE
                         SAN DIEGO, CALIFORNIA 92121
             (Address of principal executive offices) (Zip Code)

                                --------------
                        COLLATERAL THERAPEUTICS, INC.
                          1998 STOCK INCENTIVE PLAN
                      1998 EMPLOYEE STOCK PURCHASE PLAN
                          (Full title of the Plans)

                                --------------
                             JACK W. REICH, PH.D.
                     PRESIDENT & CHIEF EXECUTIVE OFFICER
                           CHRISTOPHER J. REINHARD
                    CHIEF OPERATING AND FINANCIAL OFFICER
                        COLLATERAL THERAPEUTICS, INC.
                           9360 TOWNE CENTER DRIVE
                         SAN DIEGO, CALIFORNIA 92121
                   (Name and address of Agent for service)
                                (619) 824-6500
        (Telephone number, including area code, of agent for service)

                                --------------
                       CALCULATION OF REGISTRATION FEE

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--------------------------------------------------------------------------------

                                                            Proposed          Proposed
            Title of                                        Maximum            Maximum
           Securities                 Amount                Offering          Aggregate        Amount of
             to be                     to be                 Price             Offering       Registration
           Registered               Registered(1)         per Share(2)         Price(2)           Fee
           ----------               ----------            ---------            -----              ---
Collateral Therapeutics, Inc.
1998 Stock Incentive Plan
-------------------------
Common Stock, $0.001 par value     2,296,835 shares           $13.00          $29,858,855      $8,809.00

Collateral Therapeutics, Inc.
1998 Employee Stock Purchase Plan
---------------------------------
Common Stock, $0.001 par value        50,000 shares           $13.00             $650,00         $192.00

                                                                         Aggregate Filing Fee  $9,001.00

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(1)  This Registration Statement shall also cover any additional shares of
     Common Stock which become issuable under the Collateral Therapeutics, Inc. 1998 Stock Incentive Plan or 1998 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "1933 Act").

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Collateral Therapeutics, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Registration Statement No. 333-51029 on Form S-1 filed with the SEC on April 24, 1998, together with the amendments thereto on Forms S-1/A filed with the SEC on May 7, 1998, June 3, 1998, June 19, 1998 and June 24, 1998;

         (b) The Registrant's prospectus filed with the SEC on June 3, 1998 under SEC Rule 424(a) in connection with Registrant's Registration Statement No. 333-51029, in which there is set forth the audited financial statements for the Registrant's fiscal year ended December 31, 1997; and

         (c) The Registrant's Registration Statement No. 000-24505 on Form 8-A filed with the SEC on June 22, 1998, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of the Registrant under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

         Article VII, Section I of the Restated Bylaws of the Registrant provides that the Registrant shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law.

The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of such person. In addition, expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or was serving at the Registrant's request as a director or officer of another corporation) shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized by the relevant section of the Delaware General Corporation Law.

         As permitted by Section 102(b)(7) of the Delaware General
Corporation Law, Article V, Section (A) of the Registrant's Certificate of Incorporation provides that a director of the Registrant shall not be personally liable for monetary damages or breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived any improper personal benefit.

         The Registrant has directors and officers liability insurance now in effect which insures directors and officers of the Registrant.

         The Company intends to enter into indemnification agreements under Delaware law with each of its directors and executive officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for additional indemnification for certain amounts not otherwise covered by directors and officers liability insurance. Under such additional indemnification provisions, however, such director or executive officer will not be indemnified for settlements not approved by the Company. The indemnification agreements provide for the Company to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification. The obligations of the Company under these indemnification agreements shall continue during the period that such director or officer is serving the Company as such and shall continue for so long thereafter as such director or officer shall be subject to any possible claim, action, suit or proceeding. For six years after the effective time of the acquisition of the Company by another entity or the sale of all or substantially all of the assets of the Company, the Company shall cause the acquiring or surviving corporation to indemnify such director or officer in accordance with the terms of this indemnification agreement and use such acquiring or surviving corporation's best efforts to provide director's and officer's liability insurance on terms substantially similar to those of the Company's.

         The Underwriting Agreement (Exhibit 1.1 to the Registrant's Registration Statement No. 333-51029 on Form S-1, as amended) contains provisions by which the Underwriters have agreed to indemnify the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each director of the Company, and each officer of the Company who signs this Registration Statement, with respect to information furnished in writing by or on behalf of the Underwriters specifically for use in the Registration Statement.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS

Exhibit Number      Exhibit
-------------       -------
      4             Instruments Defining the Rights of Stockholders.  Reference
                    is made to Registrant's Registration Statement No. 000-24505 on Form 8-A, together with the exhibits thereto, which is
                    incorporated herein by reference pursuant to Item 3(c).
      5             Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1           Consent of Ernst & Young LLP, Independent Auditors.
     23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
     24             Power of Attorney.  Reference is made to page II-4 of this
                    Registration Statement.
     99.1           Collateral Therapeutics, Inc. 1998 Stock Incentive Plan.


                                     II-2

     99.2           Form of Notice of Grant of Stock Option.
     99.3           Form of Stock Option Agreement.
     99.4           Form of Addendum to Stock Option Agreement (Limited Stock
                    Appreciation Rights).
     99.5           Form of Addendum to Stock Option Agreement (Involuntary
                    Termination Following Change In Control).
     99.6           Form of Stock Issuance Agreement.
     99.7           Form of Addendum to Stock Issuance Agreement (Involuntary
                    Termination Following Change In Control).
     99.8           Form of Notice of Grant (Initial Grant).
     99.9           Form of Notice of Grant (Annual Grant).
     99.10          Form of Automatic Stock Option Agreement.
     99.11          Collateral Therapeutics, Inc. 1998 Employee Stock Purchase
                    Plan.
     99.12          Form of Enrollment/Change Form.
     99.13          Form of Stock Purchase Agreement.

Item 9.  UNDERTAKINGS

                     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1998 Stock Incentive Plan, and/or 1998 Employee Stock Purchase Plan.

                     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on this 25th day of June, 1998.

                                       COLLATERAL THERAPEUTICS, INC.


                                       By: /s/ JACK W. REICH
                                          ------------------------------------
                                           Jack W. Reich
                                           President and Chief Executive Officer



                                  POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Collateral Therapeutics, Inc., a Delaware corporation, do hereby constitute and appoint Jack W. Reich and Christopher J. Reinhard, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                  Title                                  Date
---------                  -----                                  ----
/s/ JACK W. REICH        Director, President and
----------------------   Chief Executive Officer                 June 25, 1998
Jack W. Reich            (Principal Executive Officer)



                                     II-4


Signature                    Title                                  Date
---------                    -----                                  ----


/s/ CHRISTOPHER J. REINHARD  Director, Chief Operating Officer       June 25, 1998
----------------------       and Chief Financial Officer
Christopher J. Reinhard      (Principal Financial and
                             Accounting Officer)

/s/ CRAIG S. ANDREWS
----------------------       Director and Secretary                  June 25, 1998
Craig S. Andrews


/s/ ROBERT L. ENGLER
----------------------       Director, Vice President                June 25, 1998
Robert L. Engler             and Medical Director


/s/ H. KIRK HAMMOND
----------------------       Director, Vice President, Research      June 25, 1998
H. Kirk Hammond


/s/ ELISE G. KLEIN
----------------------       Director                                June 25, 1998
Elise G. Klein


/s/ DAVID F. HALE
----------------------       Director                                June 25, 1998
David F. Hale


/s/ DAVID E. ROBINSON
----------------------       Director                                June 25, 1998
David E. Robinson

                          SECURITIES AND EXCHANGE COMMISSION

                                   WASHINGTON, D.C.


                                       EXHIBITS

                                          TO

                                       FORM S-8

                                        UNDER

                                SECURITIES ACT OF 1933


                            COLLATERAL THERAPEUTICS, INC.

                                    EXHIBIT INDEX

Exhibit Number                 Exhibit
--------------                 -------
     4              Instruments Defining the Rights of Stockholders.  Reference is
                    made to Registrant's Registration Statement No. 000-24505 on
                    Form 8-A, together with the exhibits thereto, which is
                    incorporated herein by reference pursuant to Item 3(c).
     5              Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1           Consent of Ernst & Young LLP, Independent Auditors.
     23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
     24             Power of Attorney.  Reference is made to page II-4 of this
                    Registration Statement.
     99.1           Collateral Therapeutics, Inc. 1998 Stock Incentive Plan.
     99.2           Form of Notice of Grant of Stock Option.
     99.3           Form of Stock Option Agreement.
     99.4           Form of Addendum to Stock Option Agreement (Limited Stock
                    Appreciation Rights).
     99.5           Form of Addendum to Stock Option Agreement (Involuntary
                    Termination Following Change In Control).
     99.6           Form of Stock Issuance Agreement.
     99.7           Form of Addendum to Stock Issuance Agreement (Involuntary
                    Termination Following Change In Control).
     99.8           Form of Notice of Grant (Initial Grant).
     99.9           Form of Notice of Grant (Annual Grant).
     99.10          Form of Automatic Stock Option Agreement.
     99.11          Collateral Therapeutics, Inc. 1998 Employee Stock
                    Purchase Plan.
     99.12          Form of Enrollment/Change Form.
     99.13          Form of Stock Purchase Agreement.